UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2015

NV5 HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

(954) 495-2112

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into Material Definitive Agreement.

On May 22, 2015, NV5 Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the several underwriters identified therein (the “Underwriters”), relating to the Company’s public offering (the “Offering”) of 1,430,000 shares of the Company’s common stock, par value $0.01 per share (the “Firm Shares”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 214,500 shares of common stock (the “Option Shares,” and together with the Firm Shares, the “Shares”) to cover over-allotments. The representative of the Underwriters exercised the Option in full on May 27, 2015.

The Underwriters agreed to purchase the Firm Shares from the Company with the option to purchase the Option Shares, pursuant to the Underwriting Agreement, at a price of $19.50 per share. The Shares were offered, issued and sold under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 and an effective registration statement filed with the SEC on Form S-3MEF (Registration Nos. 333-198113 and 333-204362) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Akerman LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01.     Regulation FD Disclosure.

On May 21, 2015, the Company issued a press release regarding the launch of the Offering. On May 22, 2015, the Company issued a press release announcing that it had priced the Offering. On May 28, 2015, the Company issued a press release announcing that it had closed the Offering, including the Option Shares to cover over-allotments. A copy of these press releases are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report and incorporated by reference into this Item 7.01.

Item 8.01      Other Items.

On May 28, 2015, the Company closed the Offering, including the Option Shares to cover over-allotments, at a price of $19.50 per share for net proceeds of approximately $29.3 million after deducting the underwriting discount and estimated offering expenses payable by the Company. The Shares are listed on The NASDAQ Capital Market.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, between the Company and Roth Capital Partners, LLC, as the representative of the Underwriters, dated May 22, 2015
5.1	Opinion of Akerman LLP
23.1	Consent of Akerman LLP (included in Exhibit 5.1).
99.1	Press Release dated May 21, 2015
99.2	Press Release dated May 22, 2015
99.3	Press Release dated May 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2015

NV5 HOLDINGS, INC.

By:	/s/ Michael P. Rama
Name:	Michael P. Rama
Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, between the Company and Roth Capital Partners, LLC, as the representative of the Underwriters, dated May 22, 2015
5.1	Opinion of Akerman LLP
23.1	Consent of Akerman LLP (included in Exhibit 5.1).
99.1	Press Release dated May 21, 2015
99.2	Press Release dated May 22, 2015
99.3	Press Release dated May 28, 2015